Exhibit 10.1

ADDENDUM TO EMPLOYMENT OFFER

EMPLOYEE:	Gary Luquette

POSITION / TITLE:	President/Chief Executive Officer

HIRE DATE:	January 23, 2015

LTI:
For the avoidance of doubt, upon Mr. Luquette’s retirement from the Company, any then unvested awards will remain outstanding and vest in accordance to the applicable vesting schedule provided that Mr. Luquette agrees to and complies with the terms of the non-compete obligations contained in the award agreement.

/s/ D. Keith Mosing
/s/ Sheldon R. Erikson